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                                                                   EXHIBIT 10.16

                          AT&T WIRELESS SERVICES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
              (AS AMENDED AND RESTATED EFFECTIVE JANUARY 14, 2003)

      AT&T WIRELESS SERVICES, INC., a Delaware corporation, hereby amends and restates this AT&T Wireless Services, Inc. Employee Stock Purchase Plan (the "Plan") that was adopted as of June 8, 2001, as follows.

      The purposes of the Plan are as follows:

            (1) To assist employees of the Company and its Participating Subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan that is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended.

            (2) To help employees provide for their future security and to encourage them to remain in the employment of the Company and its Participating Subsidiaries.

1.    DEFINITIONS

      Whenever any of the following terms are used in the Plan with the first letter or letters capitalized, they shall have the following meanings unless the context clearly indicates to the contrary (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

      (a) "Code" means the Internal Revenue Code of 1986, as amended.

      (b) "Committee" means the committee appointed to administer the Plan pursuant to paragraph 12.

      (c) "Company" means AT&T Wireless Services, Inc., a Delaware corporation.

      (d) "Date of Exercise" means the date as of which an Option is exercised and the Stock subject to that Option is purchased. With respect to any Option, the Date of Exercise is the last day of the Purchase Period.

      (e) "Date of Grant" means the date as of which an Option is granted, as set forth in paragraph 3(a).

      (f) "Effective Date" means June 8, 2001.

      (g) "Eligible Compensation" means the total of base pay, bonuses and commissions received from the Company or a Participating Subsidiary.
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      (h) "Eligible Employee" means any employee of the Company or a
Participating Subsidiary who meets the following criteria:

            (1) the employee does not, immediately after the Option is granted, own (within the meaning of Code Sections 423(b)(3) and 424(d)) stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or a Subsidiary;

            (2) the employee has completed one biweekly payroll cycle with the Company or a Subsidiary, and is still employed by the Company or a Subsidiary on the first day of the following calendar quarter or, if specified by the Committee for a future Option Period, any other minimum employment period not exceeding two years;

            (3) if specified by the Committee for a future Option Period, the employee's customary employment is for 20 hours or more per week or any lesser number of hours established by the Committee; and

            (4) if specified by the Committee for a future Option Period, the employee customarily works a minimum of five months per year or any lesser number of months established by the Committee.

      If the Company permits any employee of a Participating Subsidiary to participate in the Plan, then all employees of that Participating Subsidiary who meet the requirements of this paragraph 1(h) shall also be considered Eligible Employees.

            (i) "ESPP Broker" has the meaning set forth in Section 4(c).

            (j) "Option" means an option granted under the Plan to an Eligible Employee to purchase shares of Stock.

            (k) "Option Period" means, with respect to any Option, the period beginning on the Date of Grant and ending on the last day of the calendar quarter containing the Date of Grant, or ending on such other date as the Committee shall determine. No Option Period may exceed 27 months from the Date of Grant.

            (l) "Option Price," with respect to any Option, has the meaning set forth in paragraph 4(b).

            (m) "Participant" means an Eligible Employee who has complied with the provisions of paragraph 3(b).

            (n) "Participating Subsidiary" means any present or future Subsidiary that the Committee or the Senior Vice President-Human Resources of the Company, or his or her
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delegate, designates to be eligible to participate in the Plan, and that elects to participate in the Plan. The naming of any entity as a Participating Subsidiary is expressly contingent upon satisfaction of all legal requirements for offering the Plan to employees of such entity or obtaining an appropriate waiver with respect to any such legal requirements.

      (o) "Periodic Deposit Account" means the memorandum account established and maintained by the Company to which shall be credited, pursuant to Section 3(c), amounts received from Participants for the purchase of Stock under the Plan.

      (p) "Plan" means the AT&T Wireless Services, Inc. Employee Stock Purchase Plan, as amended from time to time.

      (q) "Plan Year" means the calendar year.

      (r) "Purchase Period" means, with respect to any Option Period, the period beginning on the Date of Grant and ending on the last day of the calendar quarter containing the Date of Grant, or ending on such other date or dates within the Option Period as the Committee shall determine. There may be more than one Purchase Period within an Option Period.

      (s) "Stock" means shares of Company common stock, par value $0.01 per share.

      (t) "Subsidiary" means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company, if at the time of the granting of the Option, each of the corporations, other than the last corporation, in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.    STOCK SUBJECT TO PLAN

      Subject to the provisions of paragraph 9 (relating to adjustment upon changes in the Stock), the Stock that may be sold pursuant to Options granted under the Plan for the period commencing on the Effective Date and ending January 1, 2011 shall not exceed in the aggregate:

      (a)   five million two hundred thousand (5,200,000) shares, plus

      (b) an annual increase to be added as of the first day of each fiscal year of the Company beginning in 2002 equal to the lesser of (i) nine million one hundred thousand (9,100,000) shares, (ii) 0.35% of the outstanding shares of Stock as of the end of the Company's immediately preceding fiscal year on a fully diluted basis (assuming exercise of all outstanding options and warrants and conversion of all outstanding convertible preferred stock), and (iii) a lesser amount determined by the board of directors of the Company; provided, however, that any shares from any increases in previous years that are not
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            actually issued shall be added to the aggregate number of shares available for issuance under the Plan.

3.    GRANT OF OPTIONS

      (a)   GENERAL STATEMENT

      Except as otherwise determined by the Committee, the Company shall grant Options under the Plan to all Eligible Employees on the first day of each calendar quarter; provided, however, that the first Option Period shall commence on or after the Effective Date on a date, which could be other than the first day of a calendar quarter, to be specified by the Company's Senior Vice President-Human Resources. The term of each Option shall end on the last day of the Option Period with respect to which the Option is granted. Except as otherwise determined by the Committee, with respect to each Option Period, each Eligible Employee shall be granted an Option, on the Date of Grant, as follows:

            (1) The maximum number of whole or fractional shares of Stock subject to each Option and purchasable during any Purchase Period shall equal (i) $25,000 (ii) divided by the average of the high and low price of a share of Stock on the New York Stock Exchange on the Date of Grant (iii) with the result reduced by the number of whole or fractional shares of Stock purchased during that calendar year under the Plan or under any other employee stock purchase plan of the Company or any Subsidiary that is intended to qualify under Code Section 423; and

            (2) The maximum number of whole or fractional shares of Stock that may be purchased by an Eligible Employee during the Option Period shall equal (i) 10% of the Eligible Employee's Compensation from the Date of Grant (or, if later, the immediately prior Date of Exercise) through the Date of Exercise divided by (ii) the Option Price.

      (b)   ELECTION TO PARTICIPATE

      Each Eligible Employee who elects to participate in the Plan shall communicate to the Company, in accordance with procedures established by the Committee, an election to participate in the Plan whereby the Eligible Employee designates a stated whole percentage equaling at least 1%, but no more than 10%, of his or her Eligible Compensation during the Option Period to be deposited periodically in his or her Periodic Deposit Account under paragraph 3(c). The cumulative amount deposited in the Periodic Deposit Account during a Plan Year with respect to a Participant may not exceed the limitation stated in paragraph 3(d). Participation shall commence on the first day of the calendar quarter next following receipt by the Committee of the Eligible Employee's election or, for the first Option Period, on the date specified by the Senior Vice President-Human Resources. A Participant's election to participate in the Plan shall continue in effect during the current and subsequent Option Periods until changed pursuant to paragraph 3(c).
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      (c)   PERIODIC DEPOSIT ACCOUNTS

      The Company shall maintain a Periodic Deposit Account for each Participant for memorandum purposes only and shall credit to that account in U.S. dollars all amounts received under the Plan from the Participant. Amounts so credited shall be deposited with the general funds of the Company, and may be used by the Company for any corporate purpose. No interest will be paid to any Participant or credited to his or her Periodic Deposit Account under the Plan with respect to such funds. All amounts credited to a Participant's Periodic Deposit Account shall be used to purchase Stock under paragraph 4(c).

      Credits to an Eligible Employee's Periodic Deposit Account shall be made with respect to the Participant's payroll deduction or other alternate payment arrangements, in accordance with rules and procedures established by the Committee. An Eligible Employee may not increase, decrease or eliminate the periodic credits to his or her Periodic Deposit Account during an Option Period; provided, however, that if permitted by the Committee for a future Option Period, an Eligible Employee may increase, decrease or eliminate the periodic credits to his or her Periodic Deposit Account for future pay periods within an Option Period by filing a new election at any time during an Option Period. Any such change shall become effective in accordance with the Committee's rules and procedures as soon as practicable after the Company receives the election, but the change will not affect amounts credited with respect to Eligible Compensation sooner than the Eligible Compensation payable with respect to the next pay period after the Company receives the authorization. If an Eligible Employee elects to eliminate the periodic credits to his or her Periodic Deposit Account for future pay periods, exercise of the Option shall occur as provided in paragraph 4(a), unless the Participant has withdrawn pursuant to paragraph 5.

      (d)   $25,000 LIMITATION

      No Eligible Employee shall be permitted to purchase Stock under the Plan or under any other employee stock purchase plan of the Company or any Subsidiary that is intended to qualify under Code Section 423, at a rate that exceeds $25,000 in fair market value of Stock (determined at the time the Option is granted) for each calendar year in which any such Option granted to such Participant is outstanding at any time.

4.    EXERCISE OF OPTIONS

      (a)   GENERAL STATEMENT

      On each Date of Exercise, the entire Periodic Deposit Account of each Participant shall be used to purchase at the Option Price whole and/or fractional shares of Stock subject to the Option. Each Participant automatically and without any act on his or her part will be deemed to have exercised his or her Option on each such Date of Exercise to the extent that the amounts then credited to the Participant's Periodic Deposit Account under the Plan are used to purchase Stock.
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      (b)   OPTION PRICE

      The Option Price per share of Stock to be paid by each Participant on each exercise of his or her Option shall be an amount in U.S. dollars equal to 85% of the lesser of (i) the fair market value of a share of Stock on the Date of Grant for the relevant Option Period or (ii) the fair market value of a share of Stock as of the applicable Date of Exercise. The fair market value of a share of Stock as of a given date shall be the average of the high and low price of a share of Stock on the New York Stock Exchange on such date.

      (c)   ESPP BROKER

      Promptly following each Option exercise pursuant to paragraph 4(a), the number of shares of Common Stock purchased by each Participant shall be deposited into an account established in the Participant's name with the ESPP Broker. Each Participant shall be the beneficial owner of the Common Stock purchased under the Plan and shall have all rights of beneficial ownership in such Common Stock. A Participant shall be free to undertake a disposition of the shares of Common Stock in his or her account at any time, but, in the absence of such a disposition, the shares of Common Stock must remain in the Participant's account at the ESPP Broker until the holding period set forth in Code Section 423 has been satisfied. With respect to shares of Common Stock for which the holding period set forth above has been satisfied, the Participant may move those shares of Common Stock to another brokerage account of the Participant's choosing or request that a stock certificate be issued and delivered to him or her. Dividends paid in the form of shares of Common Stock with respect to Common Stock in a Participant's account shall be credited to such account. A Participant who is not subject to payment of U.S. income taxes may move his or her shares of Common Stock to another brokerage account of his or her choosing or request that a stock certificate be delivered to him or her at any time, without regard to the Code Section 423 holding period.

5.    WITHDRAWAL

      A Participant may withdraw all but not less than all the amounts credited to his or her Periodic Deposit Account and not yet used to exercise his or her Option under the Plan at any time by giving written notice to the Committee. All of the amounts credited to the Participant's Periodic Deposit Account shall be paid to such Participant promptly after receipt of notice of withdrawal, and such Participant's Option for the Option Period shall be automatically terminated, and no further amounts for the purchase of shares of Stock shall be withheld for such Option Period. If a Participant withdraws from an Option Period, payroll deductions shall not resume at the beginning of the succeeding Option Period unless the Participant delivers to the Committee a new election to participate in the Plan.

      A Participant's withdrawal from an Option Period shall not have any effect on his or her eligibility to participate in any similar plan of the Company or a Subsidiary or in succeeding Option Periods that commence after the termination of the Option Period from which the Participant withdrew.
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6.    RIGHTS ON RETIREMENT, DEATH OR TERMINATION OF EMPLOYMENT

      If a Participant retires, dies or otherwise terminates employment, or if the corporation that employs a Participant ceases to be a Participating Subsidiary, then, to the extent practicable, no further amounts shall be credited to the Participant's Periodic Deposit Account from any pay due and owing to the Participant after such retirement, death or other termination of employment. All amounts credited to such Participant's Periodic Deposit Account as of the date of such termination shall, as soon as practicable, be returned to the Participant or, in the case of a Participant's death, to the Participant's legal representative, and all the Participant's rights under the Plan shall terminate. Interest shall not be paid on sums returned to a Participant pursuant to this paragraph 6. In addition, such Participant's account with the ESPP Broker shall be terminated, and Stock certificates with respect to whole shares of Stock and cash with respect to fractional shares of Stock shall be distributed as soon as practicable after the Participant's date of retirement, death or other termination of employment.

7.    RESTRICTION UPON ASSIGNMENT

      An Option granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, and is exercisable during the Participant's lifetime only by the Participant. The Company will not recognize and shall be under no duty to recognize any assignment or purported assignment by a Participant, other than by will or the laws of descent and distribution, of the Participant's interest in the Plan or of his or her Option or of any rights under his or her Option.

8.    NO RIGHTS OF STOCKHOLDER UNTIL EXERCISE OF OPTION

      A Participant shall not be deemed to be a stockholder of the Company, or have any rights or privileges of a stockholder, with respect to the number of shares of Stock subject to an Option. A Participant shall have the rights and privileges of a stockholder of the Company when, but not until, the Participant's Option is exercised pursuant to paragraph 4(a) and the Stock purchased by the Participant at that time has been credited to the Participant's account with the ESPP Broker.

9.    CHANGES IN THE STOCK; ADJUSTMENTS OF AN OPTION

      If, while any Options are outstanding, the outstanding shares of Stock have increased, decreased, changed into or been exchanged for a different number or kind of shares or securities of the Company, or there has been any other change in the capitalization of the Company, through merger, reorganization, consolidation, recapitalization, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Stock, appropriate and proportionate adjustments may be made by the Committee in the number, class and/or kind of shares that are subject to purchase under outstanding Options, including, if the Committee deems appropriate, the substitution of similar options to purchase shares of another company (with such other company's consent). In addition, in any such
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event, the number and/or kind of shares that may be offered in the Options shall also be proportionately adjusted. No adjustments shall be made for dividends paid in the form of Stock.

10.   USE OF FUNDS; REPURCHASE OF STOCK

      All funds received or held by the Company under the Plan will be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. The Company shall not be required to repurchase from any Eligible Employee shares of Stock that the Eligible Employee acquires under the Plan.

11.   WITHHOLDING

      The Company shall be entitled to make appropriate arrangements to comply with any withholding requirements imposed by federal, state, foreign or local law with respect to the purchase or disposition of shares of Stock under the Plan, including, without limitation, deducting any applicable withholding from the Participant's compensation, selling shares of Stock acquired under the Plan, or deducting from the proceeds of a disposition of shares of Stock acquired under the Plan.

12.   ADMINISTRATION BY COMMITTEE

      (a)   APPOINTMENT OF COMMITTEE

      The board of directors of the Company, or its delegate, shall appoint a Committee, which shall be composed of one or more members, to administer the Plan on behalf of the Company. Each member of the Committee shall serve for a term commencing on the date specified by the board of directors, or its delegate, and continuing until he or she dies or resigns or is removed from office by such board of directors, or its delegate.

      (b)   DUTIES AND POWERS OF COMMITTEE

      It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to

      (1) determine when the initial and subsequent Option Periods and Purchase Periods will commence;

      (2)   interpret the Plan and the Options;

      (3) adopt such rules for the administration, interpretation and application of the Plan as are consistent with the Plan and Code
            Section 423; and

      (4)   interpret, amend or revoke any such rules.
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      In its absolute discretion, the board of directors of the Company may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan. The Committee may delegate any of its responsibilities under the Plan by designating in writing other persons to carry out any or all of such responsibilities.

      (c)   MAJORITY RULE

      The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.

      (d)   COMPENSATION; PROFESSIONAL ASSISTANCE; GOOD FAITH ACTIONS

      Each member of the Committee who is an employee of the Company or a Subsidiary shall receive no additional compensation for his or her services under the Plan. Each Committee member who is not an employee of the Company or a Subsidiary shall receive such compensation for his or her services under the Plan as the board of directors of the Company, or its delegate, may determine. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its officers and directors shall be entitled to rely on the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding on all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

13.   NO RIGHTS AS AN EMPLOYEE

      Nothing in the Plan or any Option shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or a Subsidiary or to affect the right of the Company and Subsidiaries to terminate the employment of any person (including any Eligible Employee or Participant) at any time with or without cause, to the extent otherwise permitted under law.

14.   TERM OF PLAN

      No Option may be granted during any period of suspension of the Plan or after termination of the Plan, and in no event may any Option be granted under the Plan after April 1, 2011.
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15.   AMENDMENT OF THE PLAN

      The board of directors of the Company, or the Committee, may amend, suspend or terminate the Plan at any time; provided that (a) approval by the Company's stockholders shall be required to amend the Plan to increase the number of shares of Stock reserved for the Options under the Plan and (b) the Committee may not amend Section 2 to increase the number of Shares available for issuance under the Plan.

16.   EFFECT UPON OTHER PLANS

      The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary, except to the extent required by law. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary to (a) establish any other forms of incentives or compensation for employees of the Company or any Subsidiary or (b) grant or assume options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise of the business, stock or assets of any corporation, firm or association.

17.   NOTICES

      Any notice to be given under the terms of the Plan to the Company shall be addressed to the Company in care of the Committee, and any notice to be given to an Eligible Employee shall be addressed to the Eligible Employee at his or her last address as reflected in the Company's records. By a notice given pursuant to this paragraph 17, either party may hereafter designate a different address for notices to be given to it. Any notice that is required to be given to the Eligible Employee shall, if the Eligible Employee is then deceased, be given to the Eligible Employee's personal representative if such representative has previously informed the Company of his or her status and address by written notice under this paragraph 17. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office, branch post office or other depository regularly maintained by the U. S. Postal Service.

18.   TITLES

      Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.